Exhibit 10.19

STOCK ISSUANCE AGREEMENT

THIS STOCK ISSUANCE AGREEMENT (the “Agreement”) is made as of the 31st day of January, 2002, by and between ProFlowers, Inc., a Delaware corporation (the “Corporation”), and Arthur B. Laffer (the “Finder”).

RECITALS

WHEREAS, in connection with the Corporation’s consummation of that certain Loan and Security Agreement dated as of January 31, 2002 with Comerica Bank-California (the “Loan”), as consideration for the Finder’s services provided to the Corporation in connection with the consummation of the Loan, the Corporation desires to issue to the Finder and the Finder desires to receive from the Corporation, pursuant to the terms set forth herein, shares of the Corporation’s common stock, par value $0.001 per share (the “Common Stock”).

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter set forth, and other good and valuable consideration had and received, the parties hereto, upon the terms and subject to the conditions contained herein, hereby agree as follows:

I.	ISSUANCE OF STOCK.

A. Issuance. The Corporation hereby issues to the Finder 254,843 shares (the “Purchased Shares”) of Common Stock, at a per share value of $0.50, in exchange for services rendered by the Finder to the Corporation, the receipt and sufficiency of which the Corporation hereby acknowledges.

B. Delivery of Certificate. The Corporation shall deliver a stock certificate for the Purchased Shares to the Finder as soon as reasonably practicable following the date hereof.

C. Payment in Full. The issuance of the Purchased Shares by the Corporation to the Finder hereunder represents full and complete payment by the Corporation for the Finder’s services rendered to the Corporation in connection with the consummation of the Loan and, upon such issuance, the Corporation shall have no further obligation owed to the Finder for services rendered in connection with the Loan. Nothing herein contained shall be deemed to create an employment, agency, joint venture, partnership or franchise relationship between the parties hereto.

II.	SECURITIES LAW COMPLIANCE.

A. Purchase Entirely for Own Account. This Agreement is made between the Corporation and the Finder in reliance upon the Finder’s representation to the Corporation, which by the Finder’s execution of this Agreement the Finder hereby confirms, that the Common Stock to be received hereunder will be acquired for investment for the Finder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Finder has no present intention of selling, granting any participation in or otherwise distributing the same. By executing this Agreement, the Finder further represents that the Finder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Purchased Shares.

B. Disclosure of Information. The Finder believes he has received all the information he considers necessary or appropriate for deciding whether to purchase the Purchased Shares. The Finder further represents that he has had an opportunity to ask questions and receive answers from the

Corporation regarding the terms and conditions of the offering of the Purchased Shares and the business, properties, prospects and financial condition of the Corporation.

C. Investment Experience. The Finder is an investor in securities of companies in the development stage and acknowledges that he is able to fend for himself, can bear the economic risk of his investment, and has such knowledge and experience in financial or business matters that he is capable of evaluating the merits and risks of the investment in the Purchased Shares.

D. Accredited Investor. The Finder is an “accredited investor” within the meaning of Securities and Exchange Commission (“SEC”) Rule 501 of Regulation D, as presently in effect.

E. Restricted Securities. The Finder understands that the Purchased Shares he is purchasing are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Corporation in a transaction not involving a public offering and that under such laws and applicable regulations such Purchased Shares may be resold without registration under the Securities Act of 1993 (the “1933 Act”) only in certain limited circumstances. In the absence of an effective registration statement covering the Purchased Shares or an available exemption from registration under the 1933 Act, the Purchased Shares must be held indefinitely. In this connection, the Finder represents that he is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the 1933 Act, including without limitation the Rule 144 condition that current information about the Corporation be available to the public. Such information is not now available and the Corporation has no present plans to make such information available.

F. Further Limitations on Disposition. Without in any way limiting the representations set forth above, the Finder shall make no disposition of the Purchased Shares (other than a Permitted Transfer) unless and until there is compliance with all of the following requirements:

1. The Finder shall have provided the Corporation with a written summary of the terms and conditions of the proposed disposition.

2. The Finder shall have complied with all requirements of this Agreement applicable to the disposition of the Purchased Shares.

3. The Finder shall have provided the Corporation with written assurances, in form and substance satisfactory to the Corporation, that (a) the proposed disposition does not require registration of the Purchased Shares under the 1933 Act or (b) all appropriate action necessary for compliance with the registration requirements of the 1933 Act or any exemption from registration available under the 1933 Act (including Rule 144) has been taken.

The Corporation shall not be required (i) to transfer on its books any Purchased Shares which have been sold or transferred in violation of the provisions of this Agreement or (ii) to treat as the owner of the Purchased Shares, or otherwise to accord voting, dividend or liquidation rights to, any transferee to whom the Purchased Shares have been transferred in contravention of this Agreement.

G. Legends. It is understood that the certificates evidencing the Purchased Shares may bear the following legend (as well as any other legend required by applicable laws):

“The shares represented by this certificate have not been registered under the Securities Act of 1933. The shares may not be sold or offered for sale in the absence of (a) an effective registration statement for the shares under such Act, (b) a “no action” letter of the Securities and Exchange

Commission with respect to such sale or offer or (c) satisfactory assurances to the Corporation that registration under such Act is not required with respect to such sale or offer.”

H. Tax Advisors. The Finder has reviewed with the Finder’s own tax advisors the federal, state and local tax consequences of this investment, where applicable, and the transactions contemplated by this Agreement. The Finder is relying solely on such advisors and not on any statements or representations of the Corporation or any of its agents and understands that the Finder (and not the Corporation) shall be responsible for the Finder’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

I. Corporate Securities Law. THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

J. Market Stand-Off Provisions. The Finder hereby agrees that, during the period of duration specified by the Corporation and by the managing underwriter of Common Stock or other securities of the Corporation, following the date of the first sale to the public pursuant to a registration statement of the Corporation filed under the 1933 Act, he shall not, to the extent requested by the Corporation and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Corporation held by him at any time during such period except Common Stock included in such registration; provided, however, that such market stand-off time period shall not exceed 180 days; and, provided further, that all officers, directors and holders of 3% or greater of the Common Stock agree to similar provisions and such provisions are in full force and effect and are not waived in any respect or have been waived ratably with respect to each holder. In order to enforce the foregoing covenant, the Corporation may impose stop-transfer instructions with respect to the any securities of the Corporation held by the Finder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period. Notwithstanding the foregoing, the obligations described in this Section J shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to a Rule 145 transaction on Form S-4 or similar forms which may be promulgated in the future.

III.	GENERAL PROVISIONS.

A. Survival. The warranties, representations and covenants of the Corporation and the Finder contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement.

B. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

C. Notices. Any notice required to be given under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, registered or certified,

postage prepaid and properly addressed to the party entitled to such notice at the address indicated below such party’s signature line on this Agreement or at such other address as such party may designate by ten (10) days advance written notice under this paragraph to all other parties to this Agreement.

D. No Waiver. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Corporation and the Finder. Any amendment or waiver effected in accordance with this paragraph shall be binding upon the Finder, each future holder of all Purchased Shares and the Corporation. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

E. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

F. Finder Undertaking. The Finder hereby agrees to take whatever additional action and execute whatever additional documents the Corporation may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either the Finder or the Purchased Shares pursuant to the provisions of this Agreement.

G. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, as such laws are applied to contracts entered into and performed in such State without resort to that State’s conflict-of-laws provisions.

H. Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and the Finder and the Finder’s legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms and conditions hereof.

I. Counterparts. This Agreement may be executed in one or more counterparts. Each such counterpart shall be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

J. Agreement is Entire Contract. This Agreement constitutes the entire agreement between the parties hereto with regard to the subject matter hereof.

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IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

PROFLOWERS, INC.

By: /s/ William Strauss
Title: CEO
Address:	5005 Wateridge Vista Dr.
San Diego, CA 92121

FINDER

By: /s/ Arthur B. Laffer
Arthur B. Laffer

Address:	On File

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